                                                                   Exhibit 10.11


DATED                              2 NOVEMBER                               1993






                           ORTEM DEVELOPMENTS LIMITED


                                       and

                               CLINTRIALS LIMITED






                                      LEASE

                                       of

                         The Second Floor of Kings Chase

                      107 King Street Maidenhead Berkshire

                                    CONTENTS

CLAUSE                          HEADING                                     PAGE
------                          -------                                     ----
1.                              DEFINITIONS                                 1

                                Account Date                                1
                                Building                                    1
                                Carpet                                      1
                                Common Parts                                2
                                Development                                 2
                                Enactment                                   2
                                Floor Boxes                                 2
                                Insurance Cost                              2
                                Insurance Rent                              3
                                Insured Risks                               4
                                Interim Sum                                 5
                                Landlord                                    5
                                Lettable Unit                               5
                                Net Internal Area                           5
                                Normal Business Hours                       6
                                Permitted Part                              6
                                Permitted Use                               6
                                Planning Law                                6
                                Plans                                       6
                                Premises                                    6
                                Public Authority                            6
                                Services                                    7
                                Service Cost                                7
                                Service Media                               7
                                Service Period                              7
                                Service Rent                                8
                                Stipulated Rate                             8
                                Tenant                                      8
                                Term                                        9
                                VAT                                         9
2.                              INTERPRETATION                              9

CLAUSE                          HEADING                                     PAGE
------                          -------                                     ----
3.                              DEMISE AND RENTS                            10

4.                              TENANT'S COVENANTS                          11

      (1)                       Rent                                        11
      (2)                       VAT                                         12
      (3)                       Outgoings                                   12
      (4)                       Compliance with Enactments                  13
      (5)                       Notices                                     13
      (6)                       Repair                                      14
      (7)                       Decoration and general condition
                                and servicing                               14
      (8)                       Refuse                                      15
      (9)                       To permit entry                             15
      (10)                      Compliance with notices relating
                                to repair or condition                      15
      (11)                      Encroachments                               16
      (12)                      Alterations and reinstatement               16
      (13)                      Use                                         18
      (14)                      Signs                                       18
      (15)                      Alienation                                  18
      (16)                      Registration                                24
      (17)                      Payment of cost of notices
                                consents etc                                24
      (18)                      Machinery                                   25
      (19)                      Obstruction/overloading                     25
      (20)                      Parking/goods delivery                      26
      (21)                      Planning Law and compensation               26
      (22)                      Indemnity                                   28
      (23)                      Defective premises                          28
      (24)                      Insurance and fire fighting
                                equipment                                   29
      (25)                      Dangerous and contaminative materials       30
      (26)                      Yield up                                    30
      (27)                      Regulations and Covenants                   30
      (28)                      Security and access                         31

5.    LANDLORD'S COVENANTS                                                  31
      (1)                       Quiet Enjoyment                             31
      (2)                       Insurance                                   31
      (3)                       Services                                    32

6.    SERVICE COST ACCOUNTING
      AND VARIATIONS                                                        33
7.    PROVISOS                                                              34
      (1)                       Forfeiture and re-entry                     34
      (2)                       Letting Scheme use and easements            36
      (3)                       Common Parts and Service Media              36
      (4)                       Service of notices                          36
      (5)                       Rent cesser                                 37

CLAUSE                          HEADING                                     PAGE
------                          -------                                     ----
         (6)                    Determination                               37
         (7)                    Landlord's liability                        39
         (8)                    Arbitration fees                            39
         (9)                    Rent review memorandum                      39
         (10)                   No warranty as to use                       40
         (11)                   Disputes                                    40
         (12)                   Rateable value appeals                      40
         (13)                   Landlord's right to apportion               40
         (14)                   Exclusion of Landlord and Tenant
                                Act 1954                                    40

1st Schedule                    Premises                                    41
2nd Schedule                    Easements and rights granted                42
3rd Schedule                    Exceptions and reservations                 43
4th Schedule                    The first reserved rent and
                                the review thereof                          44
5th Schedule                    Services                                    48

      THIS LEASE made the ___ day of ___________ one thousand nine hundred and ninety-three

BETWEEN:

(1)   the Landlord; and

(2)   the Tenant;

WITNESSETH as follows:-

DEFINITIONS

1. IN this lease the following expressions have the respective specified meanings (subject to any particular interpretation required by clause 2):-

      "ACCOUNT DATE                 means 30th September in every year of the
                                    Term or such other date as the Landlord may from time to time nominate

      "BUILDING"                    means the land (of which the Premises form
                                    part) and all buildings fixtures and other structures whatsoever from time to time thereon and the appurtenances thereof which land (together with the building now erected thereon) is known as Icings Chase 107 King
                                    Street Maidenhead Berkshire and which is for the purpose of identification shown verged by a thick black line on the Building Plan

      "CARPET" means wall to wall carpeting of the Premises (but not including the lavatory accommodation) with carpet of a type suitable for heavy contract use which satisfies BS4790 1987 with low radius burn and which fulfils the requirements of ICL/IBN as to antistatic properties and has a pile weight greater than 950 grams per metre and "Carpeted" shall be construed accordingly

      "COMMON PARTS"                means the pedestrian ways circulation areas
                                    entrance halls lifts lift shafts landings staircases passages forecourts car park landscaped areas and any other areas which are from time to time during the Term provided by the Landlord for common use by the tenants and occupiers of the Building

      "DEVELOPMENT"                 has the meaning ascribed to that expression
                                    by Planning Law

      "ENACTMENT"                   means every Act of Parliament directive and
                                    regulation now or hereafter to be enacted or made and all subordinate legislation whatsoever deriving validity therefrom

      "FLOOR BOXES"                 means eighty-nine (89) good quality flush
                                    mounted three compartment floor boxes for electricity and general data cable distribution installed and distributed evenly throughout the Premises

      "INSURANCE COST"              means in respect of any period for which the
                                    same is required by the Landlord to be
                                    calculated the aggregate of the amount which the Landlord may expend:-

                                    (a)      in effecting and maintaining
                                             insurance against the occurrence of
                                             the Insured Risks in relation to
                                             the Building in such sum as in the
                                             Landlord's
                                             opinion represents its then full
                                             current replacement cost with such
                                             allowance as the Landlord from time
                                             to time considers appropriate in
                                             respect of related liabilities and
                                             expenses (including without
                                             limitation liability to pay any
                                             fees or charges on the submission
                                             of an application for planning
                                             permission and costs which might be
                                             incurred in complying with any
                                             Enactment in carrying out any
                                             replacement work and sums in
                                             respect of architects' engineers'
                                             and quantity surveyors' and other
                                             professional fees and incidental
                                             expenses incurred in relation to
                                             any works of demolition shoring up
                                             debris removal and of replacement
                                             and all VAT) and

                                    (b)      in effecting and maintaining any
                                             insurance relating to the property
                                             owners' liability and the
                                             employer's liability of the
                                             Landlord in relation to the
                                             Building and anything done therein
                                             and

                                    (c)      in professional fees relating to
                                             insurance including fees for
                                             insurance valuations carried out at
                                             reasonable intervals and all fees
                                             and expenses payable to advisers in
                                             connection with effecting and
                                             maintaining insurance policies and
                                             claims

      "INSURANCE RENT"              means in respect of any period for which the
                                    same is required by the Landlord to be
                                    calculated the aggregate of:-

                                    (a)      A fair and reasonable proportion
                                             referable to the Premises of the
                                             Insurance Cost for the relevant
                                             period (such proportion to be
                                             calculated on the assumption (as is
                                             the fact) that the Landlord bears
                                             the proportion referable to any
                                             unlet Lettable Unit)

                                    (b)      the amount which the Landlord may
                                             expend in effecting and maintaining
                                             insurance against not less than
                                             three nor more than five years loss
                                             of the rent first hereinafter
                                             reserved having regard to potential
                                             increases of rent in accordance
                                             with schedule 4 and with any
                                             addition to the amount insured as
                                             the Landlord may decide in respect
                                             of VAT and

                                    (c)      (without prejudice to all other
                                             provisions of this lease relating
                                             to the use of the Premises and the
                                             vitiation of any policy of
                                             insurance) any amount which the
                                             Landlord may expend in paying all
                                             additional premiums and loadings on
                                             any policy or policies of insurance
                                             required to be paid as a result of
                                             anything done or omitted by the
                                             Tenant and

                                    (d)      an amount equivalent to the total
                                             of all excess sums which the
                                             insurers are not liable to pay out
                                             on any insurance claim in respect
                                             of the Premises and which the
                                             Landlord may have expended in
                                             replacing the damaged or destroyed
                                             parts of the Premises

      "INSURED RISKS"               means loss damage or destruction whether
                                    total or partial caused by fire lightning explosion riot civil commotion strikes labour and political disturbances and malicious damage aircraft and aerial devices
                                    (other than hostile aircraft and devices) and articles accidentally dropped from them storm tempest flood bursting or overflowing of water tanks and pipes impact earthquake and accidental damage to underground water oil and gas pipes or electricity wires and cables subsidence landslip and heave and such other risks or perils against the occurrence of which the Landlord may from time to time in its absolute discretion deem, it desirable to insure subject to such exclusions and limitations as are from time to time imposed by the insurers and subject also to the exclusion of such of the risks specifically hereinbefore mentioned as the
                                    Landlord may in its discretion decide where insurance cover in respect of the risk in question is not for the time being available in the London insurance market on reasonable terms

      "INTERIM SUM"                 means the yearly sum assessed or caused to
                                    be assessed by the Landlord as an estimate of and on account of the Service Rent

      "LANDLORD"                    means Ortem Developments Limited whose
                                    registered office is at 12 St James's Square
                                    London SW1Y 4LB (Co. Regn. No. 956862)

      "LETTABLE UNIT"               means any unit of accommodation forming part
                                    of the Building which is intended by the Landlord at any material time to be for separate occupation

      "NET INTERNAL AREA"           (in relation to underletting) has the
                                    meaning ascribed to that expression by the Code of Measuring Practice (Third Edition
                                    January 1990) published on behalf of The
                                    Royal Institution of Chartered Surveyors and
                                    The Incorporated Society of Valuers and
                                    Auctioneers which is in common use at the time (or if there shall be no such edition or no such expression for the time being the nearest equivalent thereto)

      "NORMAL BUSINESS
      HOURS" means eight am to six pm on Mondays to Fridays inclusive except in every case public holidays

      "PERMITTED PART"              means (in relation to underletting of part
                                    of the Premises) any one part of the
                                    Premises comprising no more than forty-nine percent of the Net Internal Area of the Premises the configuration of such part to be arranged so that its occupation will not prevent the occupation of the remainder of the Premises and to leave available for both it and the remainder of the Premises all necessary facilities in the Premises or appurtenant to them which should remain common to both;

      "PERMITTED USE"               means use as good quality offices for any
                                    purpose within Class B1(a) (but not for any other purpose within that Use Class) of the schedule to the Town and Country Planning
                                    (Use Classes) Order 1987

      "PLANNING LAW"                means every Enactment for the time being in
                                    force relating to the use development and occupation of land and buildings and every planning permission statutory consent and agreement made under any Enactment relating to the Building

      "PLANS" means the plans annexed hereto and "Building Plan" means that one of them so marked

      "PREMISES"                    means the premises described in schedule 1

      "PUBLIC AUTHORITY"            means any Secretary of State and any
                                    government department public local
                                    regulatory fire or any other authority or institution having functions which extend to the Premises or their use and occupation and any court of law and the companies or authorities responsible for the supply of water gas and electricity or any of them and any of their duly authorised officers

      "SERVICES"                    means the services and other matters
                                    specified in Part I of schedule 5

      "SERVICE COST"                means in respect of any Service Period all
                                    expenditure incurred by the Landlord and not actually recovered under any insurance referred to in paragraph 4 of Part II of schedule 5 (calculated on an indemnity
                                    basis) in providing all or any of the
                                    Services and discharging the costs specified in Part II of schedule 5

      "SERVICE MEDIA"               means those parts of the Building comprising
                                    common water supply waste and soil pipes drains sewers gutters downpipes gas and other fuel pipes electricity and telephone cables wires ducts conduits (including the risers which are for the purpose of identification only shown coloured blue on the lease Plan) flues wires louvers and cowls arid the air conditioning equipment and all plant and equipment associated with it and all other plant equipment and conducting media for the provision supply control and monitoring of services to or from the Building and other common equipment

      "SERVICE PERIOD"              means the period:-

                                    (a)      from the date of this lease or 1st
                                             April 1993 (if later) to (and
                                             including) the first Account Date
                                             and thereafter

                                    (b)      between two consecutive Account
                                             Dates (excluding the first and
                                             including the second) and
                                             thereafter

                                    (c)      commencing immediately after the
                                             last Account Date in the Term and
                                             ending on the expiry of the Term

      "SERVICE RENT"                means:-

                                    (a)      a fair and reasonable proportion
                                             referable to the Premises of the
                                             Service Cost (such proportion to be
                                             calculated on the assumption (as is
                                             the fact) that the Landlord bears
                                             the proportion referable to any
                                             unlet Lettable Unit); and

                                    (b)      (to the extent the Tenant does not
                                             pay it directly to the relevant
                                             supplier) the total cost of all
                                             electricity separately metered and
                                             exclusively supplied to the
                                             Premises

      "STIPULATED RATE"             means a yearly rate four per cent above
                                    either the base rate of Barclays Bank plc or such other bank (being for the time being generally recognised as a clearing bank in the London market) as the Landlord may from time to time nominate or if the base rate cannot be ascertained then above such other rate as the Landlord may reasonably specify
                                    (and so that whenever there is reference in this lease to the payment of interest at the

                                    Stipulated Rate such interest shall be
                                    calculated on a daily basis and compounded with quarterly rates on the usual quarter days)

      "TENANT" means ClinTrials Limited whose registered office is at 105 The Mount York North Yorkshire Y02 2AX (Co. Regn. No. 2211403)

      "TERM"                        means 10 years calculated from 25th March
                                    1993

      "VAT" means Value Added Tax as referred to in the last Value Added Tax Act 1983 (or any tax of a similar nature which may be substituted for or levied in addition to it)

INTERPRETATION

2.    (1)      Words importing the singular include the plural and vice be versa and words importing one gender include both other genders

2.    (2)      The expressions "Landlord" and "Tenant" wherever the context so admits include their respective successors in title and where a party comprises more than one person covenants and obligations of that party take effect as joint and several covenants and obligations

2.    (3)      A covenant by the Tenant not to do (or omit) any act or thing also operates as a covenant not to permit or suffer it to be done
               (or omitted) and to prevent (or as the case may be to require) it being done

2.    (4)      References in this lease to:-

               (a) any clause sub-clause schedule or paragraph is a reference to the relevant clause sub-clause schedule or paragraph of this lease and clause and schedule headings shall not affect the construction of this lease

2.    (4)      (b)   any right of (or covenant to permit) the Landlord to enter the Premises shall also be construed (subject always to the proviso to schedule 3) as entitling the Landlord to remain on the Premises with or without equipment and permitting such right to be exercised by all persons authorised by the Landlord

2.    (4)      (c)   any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord and given before the act requiring consent licence or approval

2.    (4)      (d)   the Premises (except in clause 4(15)) shall be construed as extending where the context permits to any part of the Premises

2.    (4)      (e)   a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force except in relation to the Town and Country Planning (Use Classes) Order 1987 which shall be interpreted exclusively by reference to the original provisions of Statutory Instrument 1987 No 764 whether or not the same may at any time have been revoked or modified

2.    (4)      (f)   the last year of the Term includes the final year of the
                     Term if it shall determine otherwise than by effluxion of time and references to the expiry of the Term include such other determination

2.    (4)      (g)   where the context permits rents or other sums being due
                     from the Tenant to the Landlord mean that they are exclusive of any VAT


               DEMISE AND RENTS

3. THE Landlord DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and rights specified in schedule 2 exercisable in common (except in relation to the right granted in paragraph 4 of schedule 2) with the Landlord and all others with its authority or otherwise from time to time entitled thereto EXCEPT and RESERVED unto the Landlord and all other persons authorised by it from time to time during the Term or otherwise from time to time entitled thereto the easements and rights specified in schedule 3

               TO HOLD the Premises unto the Tenant (together with and except and reserved as aforesaid) for the Term SUBJECT to all rights easements covenants stipulations and other matters affecting the same YIELDING AND PAYING therefor:

               FIRST until 30th September 1994 a rent of one peppercorn and for the remainder of the Term yearly and proportionately for any part of a year the rent reserved and made payable in schedule 4 by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment of thirty five thousand six hundred and thirty-six pounds and ninety-eight pence (L35,636.98) excluding VAT to be made on the first day of October 1994 in respect of the period commencing on that date

               SECONDLY as additional rent yearly and proportionately for any Service Period the Service Rent in accordance with the provisions of clause 6 including the Interim Sum on account by equal quarterly payments to be made in advance on the usual quarter days in every year the first such payment or a proportionate part of it (being a proportionate part of the initial Interim Sum from the date hereof to the first anniversary of the date from which the Term is calculated after deduction of the quarterly installments of the initial Interim Sum payable on the intervening usual quarter days) to be made on the date hereof

               THIRDLY as additional rent from time to time the Insurance Rent payable on demand

               FOURTHLY any other monies (excluding interest) falling due for payment by the Tenant to the Landlord under this lease

               AND FIFTHLY as additional rent all VAT for which the Landlord is or may become liable to account to H.M. Customs & Excise (or other relevant body to whom account has for the time being to be made) on the supply by the Landlord to the Tenant under or in connection with the provisions of this lease of the interest created by it and of any other supplies whether of goods or services such rent fifthly reserved to be due for payment contemporaneously with the other rents or sums to which it relates

               TENANT'S COVENANTS

4.             THE Tenant covenants with the Landlord throughout the Term:

               RENT

4.    (1)      To pay

               (a) the rents reserved by this lease on the days and in the manner set out in clause 3 without deduction or set off and (if and for so long as required in writing by the Landlord) to pay the rent first reserved (together with any sum in respect of the rent fifthly reserved as may be applicable thereto) by banker's standing order to such bank as the Landlord may from time to time nominate

               (b) on demand interest at the Stipulated Rate on any sum owed by the Tenant to the Landlord whether as rent or otherwise which is not:

               (i) received by the Landlord on the due date (or in the case of money due only on demand within seven days after the date of demand) calculated for the period commencing on the due date for payment and ending on the date the sum (and the interest) is received by the Landlord

               (ii) demanded (or if tendered is for the time being refused) by the Landlord in circumstances where it is prudent for it not to demand or accept any payment having regard to a breach of any of the Tenant's obligations under this lease calculated for the period commencing on the date the payment would have been due in the absence of those circumstances (on the assumption in the case of money due only on demand that the Landlord would have made the demand as soon as it was entitled to do so) and ending on the date the sum (and the interest) is subsequently received by the Landlord

      VAT

4.    (2)      Wherever the Tenant is required to pay any amount to the Landlord hereunder by way of reimbursement or indemnity to pay to the Landlord in addition (save where taken into account in the Service Cost pursuant to paragraph 12 of Part II of schedule 5) an amount equivalent to any VAT incurred by the Landlord save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 14 and 15 Value Added Tax
               Act 1983 or any regulations made thereunder

      OUTGOINGS

4.    (3)      (a)   To pay all rates taxes charges and other outgoings
                     whatsoever now or hereafter assessed charged or imposed upon the Premises or upon their owner or occupier (and a proper proportion determined by the Landlord attributable to the Premises of any rates taxes charges sum and other outgoings now or hereafter assessed charged or imposed upon the Premises in common with other premises or upon the owners or occupiers thereof) excluding
                     (without prejudice to the rent fifthly reserved and clause
                     4(2)) any tax payable by the Landlord as a direct result of any actual or implied dealing with the reversion of this lease or of the Landlord's receipt of income

4.    (3)      (b)   If before the expiry of the Term the Tenant or any occupier of the Premises shall cease to occupy them or cease to use them for the purpose for which they were constructed or subsequently adapted and if as a result after the expiry of the Term the Landlord shall pursuant to sections 45 and 46
                     Local Government Finance Act 1988 pay any additional rates or surcharge to pay to the Landlord a sum equal to the amount of such payments made by the Landlord as are attributable to the period of such cessation of occupation or use

      COMPLIANCE WITH ENACTMENTS

4.    (4)      To comply with the requirements of all Enactments and of every
               Public Authority (including the due and proper execution of any works) in respect of the Premises their use occupation employment of personnel in them and any work being carried out to them
               (whether the requirements are imposed upon the owner lessee or occupier) and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

      NOTICES

4.    (5)      Forthwith to give to the Landlord notice of (and a certified copy
               of) any notice permission direction requisition order or proposal made by any Public Authority and without delay to comply in all respects at the Tenant's cost with the provisions thereof save that the Tenant shall if so required by the Landlord and at the joint cost of the

               Landlord and the Tenant make or join in making such objections or representations in respect of any of them as the Landlord may reasonably require

      REPAIR

4.    (6)      To keep the Premises in good and substantial repair and condition
               (damage by any of the Insured Risks excepted to the extent that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees) and to replace the Landlord's fixtures and fittings in the Premises which may have become uneconomic to repair

      DECORATION AND GENERAL CONDITION AND SERVICING

4.    (7)      (a)   To keep the Premises maintained to a high standard of
                     decorative order and finish and properly cleansed and tidy and (without prejudice to the foregoing) as often as the same shall be necessary (and not less frequently than once in every fifth year of the Term) and also in the last year of the Term to redecorate and otherwise treat the Premises with appropriate materials in a good and workmanlike manner
                     (and during the last year of the Term in a colour scheme and with materials first approved by the Landlord such approval not to be unreasonably withheld) PROVIDED ALWAYS
                     THAT:-

4.    (7)      (a)   (i)      if the Tenant is in breach of the obligation
                              contained in this clause at the expiry of the Term and if the Landlord so requires (without prejudice to any other remedy or right the Landlord may have) to pay the Landlord an amount equal to the cost of carrying out all such decorative treatment together with a sum equal to the proportion of the rents first and secondly reserved by this lease at the rate payable immediately prior to the expiry of the Term for the period commencing on the date of expiry and ending on the date by which the work could reasonably be expected to be completed and

4.    (7)      (a)   (ii)     the Tenant shall not be obliged to carry out any
                              such decorative treatment if the need for it is caused by any of the Insured Risks to the extent
                              (unless the Landlord waives this limitation) that the insurance money shall not have been rendered irrecoverable or insufficient because of some act or default of the Tenant or of any person deriving title under or through it or their respective servants agents or invitees

4.    (7)      (b)   To clean the inside of all external window glazing in the
                     Premises at least once in every month

      REFUSE

4.    (8)      Not to deposit any refuse on any of the Common Parts but to place it in the bin store receptacles provided by the Landlord and

      TO PERMIT ENTRY

4.    (9)      To permit the Landlord at reasonable times on not less than 48 hours prior notice and with a prior appointment (except in an emergency) (the Tenant's agreement to such appointment not to be unreasonably withheld) to enter the Premises in order to:-

4.    (9)      (a)   examine their state of repair

4.    (9)      (b)   ascertain that the covenants and conditions of this lease
                     have been observed

4.    (9)      (c)   take any measurement or valuation of the Premises

4.    (9)      (d)   rebuild renew cleanse alter test maintain repair inspect
                     and make connections to any part of the Building including the Service Media

4.    (9)      (e)   during the last twelve months of the Tern (or at any time
                     in the case of a disposal of the Landlord's interest) show the Premises to prospective purchasers or tenants and their agents

4.    (9)      (f)   give effect to any other necessary or reasonable purpose

4.    (9)      (g)   exercise the rights described in schedule 3

      COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

4.    (10)     (a)   To comply with any notice requiring the Tenant to remedy
                     any breach of its covenants

4.    (10)     (b)   If the Tenant shall not within a reasonable time comply
                     with any such notice to permit the Landlord and any authorised person to enter the Premises to remedy the breach as the Tenant's agent and at the Tenant's cost

4.    (10)     (c)   To pay to the Landlord on demand all the costs and expenses incurred by the Landlord under the provisions of this sub-clause

      ENCROACHMENTS

4.    (11)     (a)   To preserve all rights of light and other easements
                     belonging to the Premises and not to give any acknowledgement that they are enjoyed by consent

4.    (11)     (b)   Not to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord forthwith of any encroachment which might have that effect and reinstatement

ALTERATIONS AND REINSTATEMENT

4.    (12)     (a)   Not to carry out any Development of or on the Premises nor
                     (without prejudice to the exclusion of structural parts from the demise of the Premises) any works affecting any structural parts of the Building and not to commit any waste

4.    (12)     (b)   Without prejudice to any other rights of the Landlord in
                     respect of areas not included in the Premises not to install or erect any exterior lighting shade or awning or place any structure or other thing outside the Premises

4.    (12)     (c)   Without prejudice to paragraphs (a) and (b) of this
                     sub-clause and subject to the provisos to this paragraph
                     (c) not to make any other alteration or addition to the Premises (including all electrical and other plant and equipment) except:-

4.    (12)     (c)   (i)      in accordance with plans and specifications
                              (adequately describing the work in question and the manner in which the work will be carried out) previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld)

4.    (12)     (c)   (ii)     in a manner which shall not impair any Service
                              Media or the provision of any of the Services

4.    (12)     (c)   (iii)    in accordance with all building regulation and
                              planning requirements and with all British
                              Standards and codes of practice and with any relevant terms conditions recommendations and regulations of any Public Authority and of the insurance company with whom the Premises are for the time being insured and

4.    (12)     (c)   (iv)     in a good and workmanlike manner and using the
                              best materials available

                              PROVIDED ALWAYS THAT:-

4.    (12)     (c)   (I)      no such alterations or additions shall be carried
                              out until the Landlord has issued its consent in writing to which the Tenant shall if required join as a party in order to give such covenants as the Landlord may reasonably require (such consent subject to compliance with the other conditions of this sub-clause not to be unreasonably withheld or delayed)

4.    (12)     (C)   (II)     any approved alteration or addition affecting the
                              Service Media or the efficiency of any of it or the provision of any of the Services shall if the Landlord so requires be carried out by or through the Landlord as agent for the Tenant and all costs reasonably and properly incurred in so doing shall be repayable by the Tenant on demand

4.    (12)     (C)   (III)    the installation and removal of demountable
                              partitioning which does not involve cutting into the structure or other load bearing parts of the Building or into any other part of it which is not included in the Premises and which does not affect the Service Media or the efficiency of any of it shall not require the Landlord's consent so long as the Tenant produces at its own expense to the Landlord plans and specifications adequately describing the work in question and the manner in which the work will be carried out not less than twenty-one days before the work is commenced and so notifies the Landlord within fourteen days after its completion

4.    (12)     (d)   At the expiry of the Term if and to the extent required by the Landlord to remove all alterations and additions made to the Premises by the Tenant and anything which may have been installed under clause 4(14) and to restore and make good the Premises in a proper and workmanlike manner to the condition and design which existed before the alterations or additions were made with all services properly sealed off and to the Landlord's reasonable satisfaction

      USE

4.    (13)     Not to use the Premises or any chattels in them:-

4.    (13)     (a)   for any purpose (and not to do anything in or to the
                     Premises) which may be or become or cause a nuisance disturbance annoyance obstruction or damage to any person or property

4.    (13)     (b)   for a sale by auction or for any public meeting or for any dangerous noxious noisy illegal offensive or immoral trade business or activity or for residential purposes and not to use the Common Parts for the transaction of any business or

(13)  (c)      (without prejudice to the preceding paragraphs of this sub-
               clause) except for the Permitted Use

      SIGNS

4.    (14)     Not to affix or exhibit so as to be visible from outside the
               Premises any placard sign notice fascia board or advertisement except that the Tenant may display its nameplate (of a size design and specification and in a location approved by the Landlord such approval not to be unreasonably withheld) on the entrance door to the Premises at the second floor level of the Building.

      ALIENATION

4.    (15)     (a)   Not to assign mortgage charge hold on trust for another or underlet or in any other manner part with possession of any part (being less than the whole) of the Premises or agree to do so except that the Tenant may underlet any Permitted
                     Part in accordance with paragraphs (d) and (e) of this sub-clause

4.    (15)     (b)   Not to assign underlet or otherwise part with possession of or hold on trust for another the whole of the Premises or agree to do so except that the Tenant may assign or underlet the whole of the Premises in accordance with paragraph (c) or (d) respectively of this sub-clause

      (ASSIGNMENT)

4.    (15)     (c)   Not to assign the whole of the Premises except to a person who before the assignment shall have covenanted with the Landlord to observe and perform the Tenant's obligations under this lease and if so reasonably required by the Landlord shall have procured:-

4.    (15)     (c)   (i)      covenants with the Landlord by an acceptable
                              guarantor or guarantors to guarantee the discharge of the Tenant's obligations under this lease and to accept a lease of the Premises and execute a counterpart within three months following any disclaimer or forfeiture of this lease such lease to be granted at the guarantor's cost for a term and at a rent (subject to review) and on conditions which shall in every respect be consistent with the unexpired Term and the then current rent and the other conditions of this lease immediately before the disclaimer or forfeiture; or

4.    (15)     (c)   (ii)     a deposit with the Landlord of such sum not less
                              than fifty per cent (50%) of the then current rent first reserved by this lease together with any VAT thereon as fifthly reserved by this lease (and including provisions for increase of the sum following any future review of the rent first reserved by this lease) on such terms as the Landlord may reasonably require as additional security for the discharge of the Tenant's obligations under this lease and not to assign the whole of the Premises without the Landlord's consent issued within three months before completion of the assignment which consent (subject to compliance with the foregoing conditions precedent) shall not be unreasonably withheld or delayed

      (UNDERLETTING)

4.    (15)     (d)   Not to underlet the whole of the Premises or any Permitted
                     Part (each being referred to in this paragraph as the premises) except:-

  4.  (15)     (d)   (i)      to a person who before the underletting shall have
                              covenanted with the Landlord to observe and perform the Tenant's obligations under this lease during the sub-term to the extent they relate to the premises (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them

4.    (15)     (d)   (ii)     by reserving as a yearly rent without payment of a
                              fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to the higher of:-

                              (a)   (in the case of an underletting of the
                                    Premises):-

                                    (i)       the then open market rack rental
                                              value of the Premises and

                                    (ii)      the rent first reserved under this
                                              lease then payable

                              (b)   (in the case of an underletting of a
                                    Permitted Part):-

                                    (i)       a pro rata proportion of the then
                                              open market rack rental value of
                                              the Premises and

                                    (ii)      a pro rata proportion of the rent
                                              first reserved under this lease
                                              then payable

                     the proportion in each case being calculated by reference to the Net Internal Area of the Permitted Part in relation to the Net Internal Area of the Premises in all cases such rent to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) and payable by equal quarterly installments in advance on the usual quarter days

4.    (15)     (d)   (iii)    by a form of underlease to be approved by the
                              Landlord such approval not to be unreasonably withheld or delayed if the other provisions of this paragraph are observed

4.    (15)     (d)   (iv)     by a form of underlease:-

                           (a) by which the principal rent reserved by the underlease is reviewed upwards only at the Review Date in accordance with the same principles (mutatis mutandis) as apply to the rent first reserved by this lease to:-

                                    (i)       (in the case of an underletting of
                                              the Premises) an amount equivalent
                                              to the Review Rent under this
                                              lease with effect from the Review
                                              Date

                                    (ii)      (in the case of an underletting of
                                              a Permitted Part) a pro rata
                                              proportion of the Review Rent
                                              under this lease with effect from
                                              the Review Date calculated by
                                              reference to
                                              the Net Internal Area of the
                                              Permitted Part in relation to the
                                              Net Internal Area of the Premises

               (b) requiring the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises and containing:-

               (c) a condition for re-entry by the underlessor on breach of any covenant by the underlessee


               (d) a qualified covenant not to assign the whole of the premises and an absolute covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them


               (e) a provision excluding sections 24 to 28 inclusive Landlord and Tenant Act 1954 in relation to the underlease in pursuance of an Order duly made under section 38(4) of that Act before the grant of the underlease

               (f) a provision enabling the term of the unclerlease to be determined with vacant possession so as to facilitate compliance with any notice served under clause 7(6)

4.    (15)     (d)   (v)      with the Landlord's consent issued within three
                              months before completion of the underletting which consent (subject to compliance with the foregoing conditions precedent and if appropriate with clause 4(15)(e)) shall not be unreasonably withheld or delayed

4.    (15)     (e)   In relation to an underlease of a Permitted Part:-

4.    (15)     (e)   (i)      not to grant a sub-term of more than five years

4.    (15)     (e)   (ii)     to except from the underlease all necessary
                              circulation areas and plant and equipment which will serve the Premises in common and to reserve a separate service charge rent in respect of their maintenance repair and renewal

4.       (15)     (e)      (iii)   not as a result of the grant to create more
                                   than one underlease in subsistence at any one time and not to create or permit the creation of more than two separate occupations affecting the whole of the Premises
                                   (occupations in right of this lease counting as one occupation)

4.       (15)     (f)      To enforce the observance and performance by every
                           such underlessee and its successors in title of the provisions of the underlease and not expressly or impliedly to waive any breach of them nor vary the terms of any underlease nor (without the Landlord's consent which shall not be unreasonably withheld or delayed) accept any surrender of any underlease

4.       (15)     (g)      Not to agree any reviewed rent payable under an
                           underlease without the Landlord's consent and if the rent review under any underlease is to be determined by an independent person not to agree his appointment without the Landlord's consent (PROVIDED ALWAYS THAT the Landlord shall not unreasonably withhold or delay any consent required under this sub-paragraph) and to procure that any representations which the Landlord may wish to make in relation to the rent review are duly submitted to the independent person and to provide to the Landlord promptly on the same becoming available copies of any representations made by or on behalf of the Tenant or the underlessee in relation to such rent review

         (SHARING OCCUPATION)

4.       (15)     (h)      Not to part with or share the occupation of the
                  Premises or any part of them except that the Tenant may share occupation with a company which is (but only for so long as it remains) either the holding company of the Tenant or a wholly-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in section
                  736 Companies Act 1985) so long as the Tenant does not grant the person sharing occupation exclusive possession (so that such company occupies as licensee only without creating any relationship of landlord and tenant) nor otherwise transfer or create a legal estate and the Tenant shall notify the Landlord of the identity of each such company in occupation and of the dates on which the occupation commences and ceases

         REGISTRATION

4.       (16)     (a)     Within twenty-one days after any disposition or
                          devolution of this lease or of any estate or interest in or derived out of it to give notice in duplicate of the relevant transaction to the Landlord for registration with a certified copy of the relevant instrument and to pay to the Landlord a fair and reasonable fee for each such registration of not less than twenty five pounds

4.       (16)     (b)     To register with the Landlord the name and  home
                          address and home telephone number of at least two keyholders of the Premises and the names and addresses of every occupier of the Premises and to notify the Landlord with all other information which may be requested by notice served under section 40(1) of the Landlord and Tenant Act 1954

4.       (16)     (c)     To register with the Landlord particulars of the
                          determination of every rent review under any underlease of the Premises within fourteen days after the date of determination

         PAYMENT OF COST OF NOTICES CONSENTS ETC.

4.       (17)     To pay on demand all expenses (including without limitation counsels' solicitors' surveyors' bailiffs' and other professional fees) properly and reasonably incurred by the Landlord in and incidental to:

4.       (17)     (a)     the preparation and service of a notice under section
                          146 Law of Property Act 1925 or in contemplation of any proceedings under Section 146 or 147 of that

                          Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

4.       (17)     (b)     every step taken during or after the expiry of the
                          Term in connection with the enforcement of the Tenant's obligations under this lease including the service or proposed service of all notices and schedules of dilapidation

4.       (17)     (c)     every application for consent licence or approval
                          under this lease even if the application is withdrawn or properly refused

         MACHINERY

4.       (18)     Not to install in the Premises any plant or machinery
                  other than usual office equipment without the Landlord's consent which shall not be unreasonably withheld PROVIDED
                  ALWAYS THAT no plant or machinery shall be installed or operated in the Premises and nothing shall be done or omitted in them which may cause:-

4.       (18)     (a)     the efficiency of any Service Media to be diminished
                          or impaired in any way

4.       (18)     (b)     noise dust fumes smell vibration or electrical
                          interference affecting or having any other intrusive effect on any other part of the Building or other adjoining property or persons outside the Premises

         OBSTRUCTION/OVERLOADING

4.       (19)     Not to obstruct:-

4.       (19)     (a)     or damage any part of the Building or exercise any of
                          the rights granted by this lease in a way which causes nuisance damage or annoyance

4.       (19)     (b)     any means of escape

4.       (19)     (c)     or discharge any deleterious matter into

                          (i) any pipe drain or other conduit serving the Premises and (to the extent they lie within the Premises) to keep them clear and functioning properly or

                          (ii)  any Service Media

4.       (19)     (d)     or stop-up or darken the windows and other openings of
                          the Premises

4.       (19)     (e)     any requisite notice erected on the Premises including
                          any erected by the Landlord in accordance with its powers under this lease nor to overload or cause undue strain to the Service Media or any other part of the Building and in particular not to suspend any undue weight from the ceilings or walls or on the floor of the Premises

         PARKING/GOODS DELIVERY

4.       (20)     (a)     To ensure that all loading unloading deliveries and
                          despatch of goods is carried out only by using the service accesses approved by the Landlord for the use of the Premises such approval not to be unreasonably withheld or delayed

4.       (20)     (b)     In relation to the use of the car parking spaces from
                          time to time allocated to the Tenant pursuant to paragraph 4 of schedule 2:

4.       (20)     (b)      (i)      not to use the parking spaces for any
                                    purpose other than the parking of one
                                    private motor car in each space

4.       (20)     (b)      (ii)     not to carry out any repairs or maintenance
                                    works (except minor repairs in cases of
                                    emergency) to vehicles

4.       (20)     (b)      (iii)    to keep the spaces in a clean and tidy
                                    condition and free from oil waste and any other deleterious matter

4.       (20)     (b)      (iv)     not to store any petrol or oil in any
                                    vehicle (other than in its petrol or oil tank) or on the car parking spaces

4.       (20)     (b)      (v)      forthwith to make good to the reasonable
                                    satisfaction of the Landlord all damage
                                    caused to the Building by the use of the car parking spaces

         PLANNING LAW AND COMPENSATION

4.       (21)     Without prejudice to clause 4(4) at all times during the Term to comply with the provisions and requirements of Planning Law relating to or affecting

4.       (21)     (a)      (i)      the Premises

4.       (21)     (a)      (ii)     any operations works acts or things carried
                                    out executed done or omitted on the Premises

4.       (21)     (a)      (iii)    the use of the Premises

4.       (21)     (a)      (iv)     the use of (and the exercise of any other
                                    rights hereunder in respect of) any other parts of the Building

4.       (21)     (b)      Subject to the provisions of paragraph (c) of this
                           sub-clause as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions (and serve all notices) required under Planning Law in respect of use the Premises whether for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof or otherwise

4.       (21)     (c)      Not without the Landlord's consent to apply for any
                           planning permission relating to the Premises (and not to apply for any such planning permission relating to any other part of the Building) but so that subject to compliance with paragraph (e) of this sub-clause the Landlord's consent shall not be unreasonably withheld or delayed to the making of a planning application in respect of the Premises relating to any operations or use or other thing (if any) which assuming it to be implemented in accordance with Planning Law would otherwise not be in breach of the provisions of this lease

4.       (21)     (d)      If the Landlord so requires in connection with any
                           relevant proposal by the Tenant to apply for a determination under section 64 Town and Country
                           Planning Act 1990

4.       (21)     (e)      If the Landlord consents in principle to any
                           application by the Tenant for planning permission to submit a draft of the application to the Landlord for its approval and to give effect to its reasonable requirements in respect thereof and if and to the extent the Landlord so requires to lodge the application with the relevant authority in the joint names of the Landlord and the Tenant and in duplicate

4.       (21)     (f)      Not to implement any planning permission before the
                           Landlord has acknowledged that its terms are acceptable

4.       (21)     (g)      If the Landlord reasonably requires to lodge and
                           progress diligently an appeal against any refusal of an application for planning permission lodged in respect of the Premises by the Tenant or against the imposition of any condition in a planning permission or by any person claiming under or through the Tenant
                           (whether or not lodged in its name alone)

4.       (21)     (h)      Unless the Landlord otherwise directs to complete
                           before the expiry of the Term all works on the Premises required as a condition of any planning permission implemented by the Tenant or by any person claiming under or through it

4.       (21)     (i)      If the Tenant receives or is entitled to receive any
                           statutory compensation under any Enactment in relation to its interest in the Premises the Tenant shall on any determination of its interest prior to the expiry of this lease by effluxion of time forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

         INDEMNITY

4.       (22)     To indemnify the Landlord against all expenses proceedings costs claims damages demands and any other liability or consequence arising out or in respect of any breach of any of the Tenant's obligations under this lease (including all costs reasonably incurred by the Landlord in an attempt to mitigate any such breach) or of any act omission or negligence of the Tenant or any person at the Premises expressly or impliedly with the Tenant's authority

         DEFECTIVE PREMISES

4.       (23)     To give notice forthwith to the Landlord of any defect in the
                  Premises which might give rise to:-

4.       (23)     (a)     an obligation on the Landlord to do or refrain from
                          doing anything in relation to the Premises or

4.       (23)     (b)     any duty of care or the need to discharge such duty
                          imposed by the Defective Premises Act 1972 or otherwise

                          and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

         INSURANCE AND FIRE FIGHTING EQUIPMENT

4.       (24)     (a)     Not to do or omit anything by which any insurance
                          policy (particulars of which shall have been provided to the Tenant) relating to the Building or any part of it becomes void or voidable or by which the rate of premium on such policy may be increased

4.       (24)     (b)     To comply with all requirements and reasonable
                          recommendations of the insurers and to provide and maintain unobstructed appropriate operational fire fighting equipment and fire notices on the Premises

4.       (24)     (c)     To notify the Landlord forthwith of any incidence of
                          any Insured Risk on the Premises and of any other event which ought reasonably to be brought to the attention of the insurers

4.       (24)     (d)     That it has prior to the execution of this lease
                          disclosed to the Landlord in writing any matter known to the Tenant which might affect the decision of any insurance underwriter to underwrite any of the Insured
                          Risks and that it will disclose particulars of any such matter to the Landlord in writing forthwith on becoming aware of it

4.       (24)     (e)     That if at any time the Tenant or any person claiming
                          under or through it shall be entitled to the benefit of any insurance of the Premises to cause all money paid under such insurance to be applied in making good the loss or damage in respect of which it was paid

4.       (24)     (f)     If the whole or any part of the Building is damaged or
                          destroyed by any of the Insured Risks at any time during the Term and the insurance money under any insurance policy effected by the Landlord is rendered wholly or partially irrecoverable because of some act or default of the Tenant or any person deriving title under or through or their respective servants agents or invitees forthwith to pay the Landlord the whole amount of the insurance money so irrecoverable

         DANGEROUS AND CONTAMINATIVE MATERIALS

4.       (25)     Not to keep place store or use or permit or suffer to be kept placed stored or used in or upon or about the Premises any materials substance or other thing of a dangerous inflammable combustible explosive corrosive or offensive nature

         YIELD UP

4.       (26)     (a)      At the expiry of the Term to remove all Tenant's
                           chattels and (to the extent the Landlord may require)
                           Tenant's fixtures and quietly to yield up the Premises reinstated and restored and made good to the extent required under clause 4(12)(d) and in the state of repair condition decorative order and layout otherwise required by this lease and any licences or consents issued in pursuance of it with the Floor
                           Boxes left intact (subject as hereinafter provided) and newly Carpeted and to make good any damage so caused in a proper and workmanlike manner to the Landlord's reasonable satisfaction and to return all keys to the Landlord PROVIDED ALWAYS THAT to the extent the number of Floor Boxes left installed in the Premises at the expiry of the Term falls short of eighty-nine the Tenant shall pay the Landlord on the expiry of the Term an amount equal to one hundred and sixty-seven pounds (L167) multiplied by the number of the shortfall

4.       (26)     (b)      The Tenant irrevocably authorises the Landlord to
                           remove and dispose of any chattels which may be left in the Premises after the Tenant has quit them
                           (without being obliged to obtain any consideration for the disposal) and the Tenant irrevocably declares that any such chattels will stand abandoned by it

         REGULATIONS AND COVENANTS

4.       (27)     (a)      To comply with all regulations reasonably made by the
                           Landlord from time to time and notified to the Tenant in writing for the good management of the Building

4.       (27)     (b)      If requested by the Landlord to enter into any
                           agreement under section 106 Town and Country Planning
                           Act 1990 and any section having a similar purpose of any other Enactment which may be required by any Public Authority in consideration of the grant of planning permission for the development of the Building or any part of it but only if it would in all the circumstances including the preservation of the Permitted Use of the Premises and their amenities and appurtenant rights under this lease be reasonable to do so

         SECURITY AND ACCESS

4.       (28)     (a)      To use all reasonable endeavours to ensure that the
                           Tenant's visitors to the Premises observe such security regulations which may apply to them

4.       (28)     (b)      If and to the extent that the Landlord in its
                           absolute discretion agrees any request by the Tenant to provide Services of security, air conditioning, heating and other like matters outside the Normal
                           Business Hours to pay the Landlord on demand all costs reasonably incurred in providing them or (if any other tenant derives benefit from such Services over the same period) a fair and reasonable proportion of such costs

         LANDLORD'S COVENANTS

5.       THE Landlord covenants with the Tenant:

         QUIET ENJOYMENT

5.       (1)      That if the Tenant observes and performs its covenants
                  contained in this lease the Tenant may peaceably hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

         INSURANCE

5.       (2)      (a)      To keep the Building (except all Tenant's plant and
                           equipment and other fixtures of any nature installed by the Tenant and any other tenant) insured against the Insured Risks in its full replacement cost (but not necessarily the facsimile reinstatement cost)

5.       (2)      (b)      On written request to supply the Tenant (but not more
                           frequently than once in any period of twelve months) with evidence of such insurance

5.       (2)      (c)      If and whenever during the Term the Building (except
                           as aforesaid) is damaged or destroyed by an Insured
                           Risk and to the extent that payment of the insurance monies is not refused because of any act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees the Landlord will (subject to clause 7(6)(a)) with all convenient speed take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out the money received from the insurance of the Building (except sums in respect of public liability and employer's liability and loss of rent) towards replacing (but not necessarily in facsimile reinstatement) the damaged or destroyed parts (except as aforesaid) as soon as reasonably practicable PROVIDED ALWAYS THAT the Tenant shall have no claim against the Landlord under this clause
                           5(2)(c) in respect of the interior of any Lettable
                           Unit other than the Premises and

                           PROVIDED FURTHER THAT the Landlord shall not be liable to carry out the replacement if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance money received by it

         SERVICES

5.       (3)      (Provided that the Tenant shall as a condition precedent to the Landlord's liability have made all due payments of Service
                  Rent and the Interim Sum) to use all reasonable endeavours to provide or procure the provision of the Services in accordance with the principles of good estate management

                  PROVIDED ALWAYS THAT:-

5.       (3)      (a)      the Landlord shall not be liable for any failure or
                           interruption in any of the Services caused by the appropriate or prudent repair replacement renewal or maintenance of any installation or part of any installation or damage or destruction caused by mechanical or other defect or breakdown or any other cause beyond the Landlord's control provided the Landlord takes all reasonable steps to remedy the failure or interruption within a reasonable time

5.       (3)      (b)      the Landlord may from time to time employ managing
                           agents professional advisers contractors and other persons in relation to the provision of the Services or any of them

5.       (3)      (c)      the Landlord may from time to time if it is
                           reasonable to do so having regard to all the circumstances add to extend vary or make any alteration in the nature of matters previously performed as Services if it considers it necessary or in the interest of good estate management

5.       (3)      (d)      the Landlord shall not be obliged to provide Services
                           in the nature of security, air conditioning, heating and other like matters outside Normal Business Hours

         SERVICE COST ACCOUNTING AND VARIATIONS

6.       (1)      The Landlord shall following each Account Date (or if
                  applicable the expiry of the Term) cause an account to be prepared showing the Service Cost for the Service Period ended on that Account Date (or if applicable the date of such expiry) and containing a fair summary of the expenditure referred to and upon the account being certified by the Landlord's agents it shall be conclusive evidence for the purposes of this lease of all matters of fact referred to except in case of manifest error

6.       (2)      the Tenant shall pay the Landlord the Interim Sum on account of the Service Rent in relation to each Service Period as provided in clause 3

6.       (3)      if the Service Rent for any Service Period:

6.       (3)      (a)      exceeds the Interim Sum for the Service Period the
                           excess shall be due to the Landlord on demand or

6.       (3)      (b)      is less than the Interim Sum for that Service Period
                           the overpayment shall be credited to the Tenant against subsequent payments on account of Service
                           Rent until the overpayment is balanced or in relation to the last Service Period the overpayment shall be paid by the Landlord to the Tenant

6.       (4)      (a)      The Landlord may from time to time require a
                           reasonable adjustment in relation to any period to any proportion of Insurance Rent and Service Rent and to the amount of the Interim Sum (or any of them and in relation to the Service Rent whether for all purposes or only in relation to one or more items of Services and/or one or more items of costs as specified in Part II of schedule 5) and to any other proportion which may have then been adjusted if in its discretion but acting in good faith the Landlord considers that such an adjustment is warranted by any circumstances relevant to Service Cost or Insurance
                           Cost or the Interim Sum and
                           the recovery thereof from the tenants of the Building or (in relation to the Insurance Rent) if such an adjustment is warranted by any proposal or requirement made by the insurers

6.       (4)      (b)      Once the Landlord or its agents shall have served the
                           Tenant with written notice of any such requirement and of the relevant adjusted proportion or proportions or amount the same shall forthwith apply for the purposes of Insurance Rent or (as the case may be) Service Rent or Interim Sum

         PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED THAT:-

         FORFEITURE AND RE-ENTRY

7.       (1)      Without prejudice to any other remedies and powers contained in this lease or otherwise available to the Landlord if

7.       (1)      (a)      the whole or part of the rents shall be unpaid for
                           twenty-one days after becoming payable or

7.       (1)      (b)      any of the Tenant's covenants in this lease are not
                           performed or observed in the manner and at the times herein specified or

7.       (1)      (c)      the guarantee by any guarantor of the Tenant's
                           obligations is or becomes unenforceable (in whole or in part) for any reason whatsoever or if the Tenant or any guarantor of the Tenant's obligations (or if more than one person any one of them):-

7.       (1)      (d)      being a company is the subject of a petition or
                           issues a notice convening a meeting to consider a resolution for its winding up or enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company on terms previously agreed by the Landlord) or compulsorily or has a provisional liquidator or a receiver (including an administrative receiver) appointed or its directors pass a resolution to petition for an administration order or one or more of them swears an affidavit in support of such a petition or is the subject of an administration order or a petition for one or of a voluntary arrangement or a proposal for one under Part I Insolvency Act
                           1986 or is unable to pay its debts within the meaning of section 123 Insolvency Act 1986 or is otherwise insolvent or having been registered with unlimited liability it acquires limited liability or

7.       (1)      (e)      being a company incorporated outside the United
                           Kingdom is the subject of any proceedings or event analogous to those referred to in clause 7(l)(d) in the country of its incorporation

7.       (1)      (f)      being an individual is the subject of a bankruptcy
                           petition or bankruptcy order or of any application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent or dies or

7.       (1)      (g)      enters into or makes any proposal to enter into any
                           arrangement or composition for the benefit of his creditors the Landlord may at any time thereafter
                           (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises whereupon this lease shall absolutely determine but without prejudice to any Landlord's right of action in respect of any antecedent breach of the Tenant's covenants in this lease

         LETTING SCHEME USE AND EASEMENTS

7.       (2)      (Subject only to those easements expressly granted by this lease) neither the Tenant nor the Premises shall be entitled to any easement or quasi-easement whatsoever and nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any right easement covenant condition or stipulation enjoyed or entered into by any tenant of the Landlord in respect of property not demised by this lease or prevent or restrict the development or use of the remainder of the Building or any other land

         COMMON PARTS AND SERVICE MEDIA

7.       (3)      Subject always to the rights of the local authority the
                  relevant supply authorities and any other competent authority the Common Parts and the Service Media are at all times subject to the exclusive control and management of the Landlord who may from time to time (if it shall be necessary or reasonable to do so for the benefit of the Building or otherwise in keeping with the principles of good estate management) alter divert substitute stop up or remove any of them (leaving available for use by the Tenant reasonable and sufficient means of access to and egress from and servicing for the Premises)

          SERVICE OF NOTICES

7.       (4)      (a)      In addition to any other mode of service any
                           notices to be served under this lease shall be validly served if served in accordance with section
                           196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises

7.       (4)      (b)      If the Tenant or any guarantor comprises more than
                           one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on any guarantor

         RENT CESSER

7.       (5)      If and whenever during the Term:-

7.       (5)      (a)      the Premises (other than the Tenant's plant and
                           equipment and other fixtures of any nature installed by the Tenant) or the essential means of access to the Premises are damaged or destroyed by any of the Insured Risks so that the Premises are incapable of occupation and use and

7.       (5)      (b)      the insurance of the Building or the payment of any
                           insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person deriving title under or through the Tenant or their respective servants agents and invitees the rent first reserved by this lease or a fair proportion of it according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until whichever is the earlier of the date on which the Premises (other than as aforesaid) and if applicable the essential means of access to them are made fit for substantial occupation and use and the date of expiry of the period for which insurance of loss of rent is effected (not being less than three years) and any dispute about such suspension shall be referred to the award of a single arbitrator to be appointed in default of agreement on the (application of the Landlord or the Tenant to the President for the time being of The Royal Institution of Chartered
                           Surveyors in accordance with the Arbitration Acts
                           1950 and 1979

         DETERMINATION (DESTRUCTION OR DAMAGE)

7.       (6)      (a) If during the last five years of the Term the Premises shall be so destroyed or damaged as to be substantially unfit for occupation and use the Landlord may by not less than six months notice given to expire at any time before the first anniversary of the date of destruction or damage determine this lease and from the giving of such notice the Landlord's obligations under clause 5(2) (c) shall cease to apply and on the expiry of such notice this lease shall determine without prejudice to any rights or remedies which may then have accrued in respect of any breach of any of the covenants or provisions contained in this lease and the Landlord shall be entitled to retain the insurance money

         DETERMINATION (TENANT'S OPTION)

7.       (6)      (b)      (i)      The Tenant may (subject to the provisions of
                                    this sub-clause) determine this lease as at the fifth anniversary of the date from which the Term is calculated ("the relevant date")

7.       (6)      (b)      (ii)     The Tenant shall give the Landlord written
                                    notice of its intention to determine at
                                    least six months before the relevant date

7.       (6)      (b)      (iii)    If the Tenant duly serves a notice under
                                    this clause it shall comply with
                                    sub-paragraph (iv) below and shall procure that vacant possession of the Premises will be available on the relevant date free of occupation by and of any estate or interest vested in the Tenant and any third party and this lease shall not determine as a result of any notice served by the Tenant if it is in breach of any of its covenants contained in this lease (including those contained in this sub-clause) at the relevant date except to the extent if at all the Landlord in its absolute discretion waives compliance with any of them

7.       (6)      (b)      (iv)     On the relevant date the Tenant shall pay
                                    the Landlord by bank draft drawn on a town clearing branch of a bank which is a member of Chaps and Town Clearing Limited (or any other bank acceptable to the Landlord) the sum of seventy-five thousand six hundred and twenty-five pounds (f75,625) and VAT thereon

7.       (6)      (b)      (v)      If all the requirements of this sub-clause
                                    are first satisfied this lease shall
                                    determine on the relevant date without
                                    prejudice to:-

7.                                  (i)    any rights or remedies which may have
                                           accrued to either party in respect of
                                           any breach of any of the covenants or
                                           obligations contained in it including
                                           obligations under this sub-clause
                                           which shall continue to bind the
                                           parties; and

7.                                  (ii)   the continuing obligation of the
                                           parties to account to one another on
                                           demand for any Service Charge payment
                                           or allowance apportioned up to the
                                           date of determination as soon as
                                           reasonably possible thereafter

7.       (6)      (b)      (vi)     Time is of the essence of all dates and
                                    periods referred to in this sub-clause

         LANDLORD'S LIABILITY

         The Landlord shall not be liable for:-

7.       (7)      (a)      (without prejudice to the provisions of clause 7(3))
                           any closure of any of the Common Parts or stoppage or severance affecting any of the Service Media due to any cause beyond the control of the Landlord (acting reasonably)

         (b) any act omission or negligence of any of the Landlord's employees servants or agents in or about the performance or purported performance of any of the Services or for any loss accident damage or injury which may at any time during the Term be suffered by the Tenant or by any person claiming through it or by its or their employees servants agents invitees or licensees in any such case beyond any sum which may be recovered under any policy or policies of insurance maintained by the Landlord

         ARBITRATION FEES

7.       (8)      The fees of any arbitrator incurred in any arbitration
                  proceedings arising out of this lease may be paid to the arbitrator by the Landlord or by the Tenant notwithstanding any direction or prior agreement as to liability for payment and any sums so paid for which the party who pays them initially is not ultimately liable shall be repayable on demand by the party who is liable for them

         RENT REVIEW MEMORANDUM

7.       (9)      Forthwith after every agreement or determination of any
                  increase in the amount of the rent reserved and made payable by virtue of schedule 4 a memorandum recording the increase shall be attached to this lease and to the counterpart and such memorandum shall be signed by or on behalf of the Landlord and the Tenant respectively

         NO WARRANTY AS TO USE

7.       (10)     Nothing contained in this lease shall constitute or be deemed to constitute a warranty by the Landlord that the Premises are authorised under Planning Law to be used or are otherwise fit for any specific purpose

         DISPUTES

7.       (11)     Any dispute between the Tenant and any other tenant or
                  occupier of any part of the Building relating to any easement or right affecting the Building or any part of it shall (unless the Landlord shall by notice to the parties concerned renounce its power to determine it) be referred to the Landlord whose decision (acting in the capacity of an expert) shall be binding upon the parties to the dispute

         RATEABLE VALUE APPEALS

7.       (12)     If the Landlord or the Tenant intends to make a proposal to alter the entry for the Premises in the local non-domestic rating list it shall notify the other party of its intention and shall incorporate in the proposal such proper and reasonable representations as may be made by or on behalf of that party

         LANDLORD'S RIGHT TO APPORTION

7.       (13)     The Landlord shall be entitled from time to time during the
                  Term for any reasonable purpose to make such reasonable apportionments and allocations as the Landlord shall consider appropriate of any amounts for the time being payable by the Tenant under this lease including without limitation any allocation (and any retrospective adjustment) from time to time for the purposes of VAT of part of the rent first hereby reserved to the benefit of the right granted by paragraph 2 of schedule 2

         EXCLUSION OF LANDLORD AND TENANT ACT 1954

7.       (14)     Having been authorised to do so by an Order of the Mayor's and
                  City of London Court (No. 9390906) made on the 15th March 1993 under section 38(4)(a) Landlord and Tenant Act 1954 the parties agree that the provisions of sections 24 to 28 of that Act shall be excluded in relation to the tenancy to be granted by this lease

                  IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

                                   SCHEDULE 1

                                 (THE PREMISES)

                  ALL THOSE office premises situate on the second floor and being part of the Building which are shown on the Plans and thereon merged ___ed ALL which premises include:-

         a) the plaster linings and other interior coverings and facing materials of those parts of the external walls of the Building as bound the said premises and of the columns within the said premises and of the walls within and bounding them from other parts of the Building

         b) the fixed floor coverings (including the Carpet) and all materials lying between the upper surface of the structural floor slab and the floor surface (including the Floor Boxes and all components of the raised floor)

         c) the ceilings and all materials forming part of them lying below the lower surface of the structural ceiling slab (including all components of the suspended ceiling)

         d) all non-load bearing walls and partitions lying within the said premises

         e) the doors and door frames within and on the boundaries of the said premises but excluding the lift doors and

         f) all plant and other apparatus and conducting media which are designed to serve the said premises exclusively but exclude:-

                  i)       all Service Media and

         ii) The load bearing structure of the Building including the load bearing structure of the roofs foundations external and internal walls and columns and the structural slabs of the ceilings and floors and

         iii) the external surfaces of the Building (except the external surfaces of any doors and door frames referred to in paragraph
                  (e)) and the whole of the window glazing and window frames and other fenestration units constructed in the external walls and in the other boundaries of the said premises

                                   SCHEDULE 2

                         (EASEMENTS AND RIGHTS GRANTED)

1.       The right in connection with the Permitted Use subject to the provisions of clause 7(3) and subject to compliance with all reasonable rules and regulations in connection with the exercise of such right as may be prescribed from time to time by the Landlord:-

1.       (1)      for the Tenant its servants and duly authorised agents
                  invitees and visitors for the purpose only of ingress and egress to and from the Premises and the car parking spaces referred to in paragraph 4 of this schedule to use the Common
                  Parts and to use all means of escape but only when needed in an emergency and

1.       (2)      to use the Service Media

1.       (3)      to use the lavatories in the ground floor Common Parts of the
                  Building

2. The right of support shelter and protection for the Premises from any adjoining or neighbouring parts of the Building as enjoyed by the Premises at the date of this lease

3. The right to use and (to the extent they are designed to take connections which excludes all air conditioning plant and equipment) to make connections to any Service Media in on or under the Premises

4. The exclusive right to use thirty-eight (38) car parking spaces in the car park comprised in the Common Parts in such positions as the Landlord shall from time to time direct

5. The right to install and use conducting telecommunications media in the risers located in the Common Parts and other media serving the Premises which can conveniently and properly be located in such risers and which are installed with the Landlord's approval and to connect the media to equipment in the Premises and at reasonable times and on reasonable prior written notice (except in case of emergency) to inspect and to repair the media from other floor levels of the Building via routes and by a method designated by the Landlord

         The right to have the names (or trading names) of all permitted occupiers of the Premises displayed on the Landlord's name-boards in the main entrance lobby of the Building and on the exterior of the Building provided always that the Landlord shall be entitled to relocate any such name-board from time to time and to control its design

                                   SCHEDULE 3

                          (EXCEPTIONS AND RESERVATIONS)

         The right to build alter or extend (whether vertically or laterally) any building notwithstanding that the access of light and air or either of them to the Premises and the lights windows and openings thereof may be affected The right at reasonable times on not less than 48 hours prior notice (except in an emergency) to enter upon the Premises as often as may be necessary for all the purposes for which the Tenant covenants in this lease to permit entry and for all purposes in connection with the carrying out of the Services and for the purposes of complying with any statutory requirements

         The right to erect and maintain scaffolding on or against any part of the Building so long as reasonable and sufficient means of access to and egress from and servicing the Premises are maintained

         All rights of light air and other easements and rights (but without prejudice to those expressly granted by this lease) enjoyed by the Premises from or over any other part or parts of the Building or any adjacent or neighbouring land The right for one or more members of any security staff employed by the Landlord or its agents at any time or times to enter the Premises if it shall be considered necessary or desirable so to do in connection with the security of the Building

         The right to enter the Premises as may be necessary to gain access to the risers located in the Common Parts for the purpose of inspecting conducting telecommunications media and other media serving other premises in the Building

         PROVIDED ALWAYS THAT if the Landlord exercises any of the rights by carrying out work on the Premises it shall forthwith make good any damage caused to them unless the right has been exercised because of some breach by the Tenant or by any person claiming through it

                                   SCHEDULE 4

                (THE FIRST RESERVED RENT AND THE REVIEW THEREOF)

1. In this schedule the following expressions have the respective specified meanings:-

1.       (1)      "CURRENT RENT" means the amount of the yearly rent first
                  reserved and payable under this lease until the Review Date which amount is one hundred and fifty-one thousand two hundred and fifty pounds (L151,250)

1.       (2)      "REVIEW DATE" means each of: -

                  (a) the twenty-fifth day of March in the year One thousand nine hundred and ninety-eight

                  (b) any date so stipulated by virtue of paragraph 5 of this schedule

1.       (3)      "REVIEW RENT" means the yearly clear market rack rental value which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purposes of fitting out during which no rent or a concessionary rent is payable
                  (and on the assumption that the lessee is to have the benefit of such rent free or concessionary rent period) if the Premises had been let as a whole by one lease in the open market by a willing lessor to a willing lessee with vacant possession on the Review Date without fine or premium for a term of ten years computed from the Review Date and otherwise upon the provisions (save as to the

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                  amount of the rent first reserved by this lease but including the provision for rent review on the expiry of the fifth year of the notional term) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

1.       (3)      (a)      the Permitted Use and the Premises comply with
                           Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

1.       (3)      (b)      the Premises are fully fitted out for the lessee's
                           business and are fit and fully Carpeted and equipped together with Floor Boxes (that is to say eighty-nine in number) for immediate occupation and operation of the Permitted Use

1.       (3)      (c)      no work has been carried out to the Premises which
                           has diminished their rental value

1.       (3)      (d)      in case the Building or any part of it has been
                           destroyed or damaged it has been fully restored

                  but disregarding any effect on rent of:-

1.       (3)      (i)      the fact that the Tenant or any underlessee or other
                           occupier or their respective predecessors in title has been or is in occupation of the Premises

1.       (3)      (ii)     any goodwill attached to the Premises by the carrying
                           on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier

1.       (3)      (iii)    (without prejudice to paragraphs 1(3)(b) and 1(3)(c)
                           of this schedule) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by

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

                           the Landlord and otherwise than in pursuance of any obligation to the Landlord including the Tenant's Works (except the installation of the Floor Boxes) as defined in an Agreement for Lease between the parties hereto dated 9th March 1993

1.       (3)      (iv)     any contingent obligation on the Tenant to carry out
                           works of reinstatement and restoration at the end of the Term

1.       (3)      (v)      clause 7(6)(b)(iv)

1.       (3)      (vi)     any payment made by the lessor in connection with
                           fitting out the Premises by the lessee

1.       (4)      "REVIEW  SURVEYOR" means an independent chartered surveyor appointed pursuant to paragraph 3(1) of this schedule and if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors the said
                  President to be requested to nominate an independent chartered surveyor having not less than five years practice in the locality of the Premises next before the date of his appointment and recent substantial experience in the letting and valuation of office premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2. The yearly rent first reserved and payable from the Review Date until the expiry of the Term shall be the higher of:-

2.       (1)      the Current Rent and

2.       (2)      the Review Rent


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3.       If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the relevant Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it at any time) be assessed as follows:-

3.       (1)      the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord or the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

3.       (2)      Unless the Landlord requires that the Review Surveyor shall act as an arbitrator (which it may not do after the appointment has been made save with the consent of the Tenant and of the Review Surveyor) he shall act as an expert

3.       (3)      If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported
                  (if so desired by the Landlord or the Tenant) by any or all of:-

         (i)      a statement of reasons

         (ii)     a professional rental valuation and (separately and later)

         (iii) submissions in respect of each other's statement of reasons and valuation but he shall not be bound thereby and shall make the determination in accordance with his own judgment (including any determination concerning any party's liability for the costs of the reference to him)

3.       (4)      If the Review Surveyor is appointed as an arbitrator the
                  arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979


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3.       (5)      If the Review Surveyor whether appointed as expert or
                  arbitrator refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

4. If the Review Rent has not been agreed or assessed by the relevant Review Date the Tenant shall:-

4.       (1)      continue to pay the Current Rent on account and

4.       (2)      pay the Landlord within seven days after the agreement or
                  assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the relevant Review
                  Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest (but calculated at 4% per annum below the Stipulated Rate) for each instalment of rent due on and after the relevant Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall)

5. If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month's notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this lease be a Review Date


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                                   SCHEDULE 5

                                   (SERVICES)

                                     PART I

1. Inspecting maintaining and repairing amending altering rebuilding and renewing and where appropriate treating washing down painting and decorating all load bearing and other structural parts of the Building and the relevant parts of it described in paragraphs (ii) and (iii) of schedule 1

2. Inspecting servicing maintaining and repairing renewing amending overhauling and replacing all apparatus plant machinery and equipment within the Building from time to time not serving any Lettable Unit exclusively

3. Inspecting maintaining repairing cleansing emptying amending altering and renewing all Service Media

4. Providing maintaining operating renewing and replacing any fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus in the Common Parts

5. Keeping the Common Parts properly cleansed treated maintained and lit to such standard as the Landlord may from time to time consider reasonably adequate

6. Providing mechanical ventilation heating and cooling for the Building during Normal Business Hours

7. Providing and maintaining at the Landlord's reasonable discretion any architectural or ornamental features or murals and any plants shrubs trees or garden area in the Common Parts and maintaining the same

8. Supplying whether by purchase or hire and maintaining renewing replacing repairing servicing and keeping in good and serviceable order and condition all fixtures and receptacles appliances materials equipment plant and other things which the Landlord may deem desirable or necessary

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

         for the maintenance appearance upkeep or cleanliness of the Building or any part of it or otherwise in connection with the provision of the Services

9. Cleaning as frequently as the Landlord shall in its discretion consider adequate the exterior and interior of all window glazing and window frames and other fenestration units in the Common Parts and the outside of the window glazing referred to in paragraph (iii) of schedule 1

10. Disposing of refuse from the Building (including collecting and compacting or otherwise treating or packaging as the Landlord thinks fit such refuse) and the provision repair maintenance and renewal of any plant and equipment in connection therewith

11. Maintaining an adequate supply of cold water to and supplying washing and toilet requisites in the lavatory accommodation in the ground floor Common Parts of the Building

12. Such rodent or other pest control in the Common Parts as the Landlord shall consider necessary or desirable

13. Providing a security service to the Common Parts during Normal Business Hours including:-

         (1) providing one or more commissionaires in the ground floor entrance lobby of the Building during Normal Business Hours; and

         (2) providing installing maintaining repairing and renewing such other security systems to the Common Parts as the Landlord deems desirable

14. Any other services relating to the Building or any part of it provided by the Landlord from time to time which shall be:-

         (1) reasonably capable of being enjoyed by the occupier of the Premises or

         (2) reasonably calculated to be for the benefit of the Tenant or other tenants of the Building or

         (3) appropriate for the maintenance upkeep or cleanliness of the Building or


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


         (4) otherwise in keeping with the principles of good estate management

                                    PART II

1. All fees and disbursements of any individual or firm or company employed or retained by or on behalf of the Landlord or its agents (including without limitation managing agents fees) for or in connection with:-

         (1)      any surveying or accounting functions for the Building; and

         (2) the performance of the Services or any of them and any other duties in or about the Building or any part of it relating to the general management administration security maintenance protection and cleanliness of the Building

2. The reasonable fees of the Landlord for any of the Services or for the functions and duties referred to in paragraph 1 of this Part of this schedule which shall be undertaken by the Landlord and not by a third party

3. The cost (in addition to any fees referred to in paragraph 2 and where the context permits paragraph 1 of this Part of this schedule) of employing (whether by the Landlord or any managing agents or any other individual or firm or company) such staff as the Landlord may in its absolute discretion consider appropriate for the performance of the Services and the functions and duties referred to in paragraph 1 of this Part of this schedule and all other incidental expenditure in relation to such employment including without prejudice to the generality of the foregoing:-

         (1) salaries wages pensions and pension contributions benefits in kind and other emoluments and National Insurance and other statutory contributions or levies;

         (2)      the provision of uniforms and working clothing; and

         (3) the provision of vehicles tools appliances cleaning and other material fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same


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4.       The cost of entering into and keeping on foot any contracts for the carrying out of all or any of the Services and for insurance against the need to repair any Service Media

5. All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:-

         (1) the whole of the Building where there is no separate charge assessment or imposition on or in respect of a Lettable Unit

         (2) the whole of the Common Parts or any part of them excluding any tax (other than VAT) payable by the Landlord as a direct result of any actual or implied dealing with the reversion of any Lease or of the Landlord's receipt of income

6. The cost of the supply of water to all lettable space (including the Premises) within the Building and of water electricity and gas to the Common Parts and for the provision of the Services and all meter rents and the cost of any electricity generating transforming monitoring metering and distribution plant machinery and equipment in or servicing the Building

7. The cost which the Landlord may be called upon to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Service Media or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

8. The cost of taking all steps deemed desirable or expedient by the Landlord for complying with or making representations against or otherwise contesting the incidence of the provisions of any Enactment relating to or alleged to relate to the Building or any part or it for which any tenant is not directly and exclusively liable

9. The cost to the Landlord of abating any nuisance in respect of the Building or any part of it insofar as the same is not the liability of any tenant


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


10. The cost of making such provision (if any) for anticipated expenditure during the Term in respect of any of the Services as the Landlord may in its absolute discretion consider appropriate

11. Any interest and fees in respect of money borrowed to finance the provision of the Services and the costs referred to in this Part of this schedule or any of them

12. Any VAT (or any tax of a similar nature which may be substituted for or levied in addition to it) incurred by the Landlord on any other amount comprised in the Service Cost save to the extent that the Landlord obtains credit for such VAT incurred by the Landlord pursuant to sections 14 and 15 Value Added Tax Act 1983 or any regulations made thereunder

13. All other costs incurred in connection with the provision of the Services

                                                 (   THE COMMON SEAL of ORTEM
                                                 (   DEVELOPMENTS LIMITED was
                                                 (   hereunto affixed in the
                                                 (   presence of:-

                                                 Director  /s/

                                                 Secretary /s/


                                      -59-